As filed with the Securities and Exchange Commission on
                                 May 15, 1996
                                               Registration No. 333-_______


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                             _________________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933
                           _____________________
                     St. Joseph Light & Power Company
          (Exact name of registrant as specified in its charter)

          Missouri                        44-0419850
State or other jurisdiction of     I.R.S. Employer IdentificationNo.)
ncorporation or organization)

      520 Francis Street                            64502
     St. Joseph, Missouri                         (Zip Code)
(Address of principal executive offices)

                     St. Joseph Light & Power Company
                      Long-Term Stock Incentive Plan
                        for Non-Employee Directors
                         (Full title of the plan)


                                  Gary
                                   L.
                                  Myers


              Vice President-General Counsel and Secretary

                    St. Joseph Light & Power Company
                           520 Francis Street
                       St. Joseph, Missouri 64502
                             (816) 233-8888
                 (Name, address, and telephone number,
                including area code, of agent for service)

                                Copy to:
                              Jim L. Kaput
                             Sidley & Austin
                        One First National Plaza
                         Chicago, Illinois 60603
                              (312) 853-7000

                       ____________________________

                      CALCULATION OF REGISTRATION FEE




                                Proposed     Propsed
   Title of        Amount       maximum      maximum
Securities to be   to be        offering    aggregate    Amount of
   registered    registered     price per   offering    registration
                                 share        price         fee


Common Stock,     150,000     $30.1875(2)  $4,528,125(2)    $1562
no par value     shares (1)


Common Stock
Purchase Rights     (3)          (3)          (3)           (3)



(1) This registration statement also covers an indeterminate number of shares as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale price of the Common Stock of the Registrant on the New York Stock Exchange on May 9, 1996.

(3) Common Stock Purchase Rights are initially carried and traded with the Common Stock of the Registrant. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.




                                  PART II
                        INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

            The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by St. Joseph Light & Power Company (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995;

         (c) The description of the Common Stock, no par value, of the Company which is contained in a registration statement filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         (d) The description of the Common Stock Purchase Rights of the Company contained in a registration statement filed on November 25, 1986 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 351.355 of the General and Business Corporation Law of the State of Missouri provides that corporations organized thereunder have the power to indemnify directors, officers, employees and agents against liability under certain circumstances. As permitted by the Missouri General and Business Corporation Law, the Restated Articles of Incorporation of the Company provide that each person who is or was a director, officer or employee of the Company, and each person who serves or served at the request of the Company as a director, officer, employee or agent of another enterprise, shall be indemnified by the Company in accordance with, and to the fullest extent permitted by, the Missouri General and Business Corporation Law and other applicable laws, as in effect from time to time.


         The Company carries Directors' and Officers' Liability Insurance which provides coverages for the Company and its directors and officers, individually and collectively. This insurance covers wrongful acts generally involving allegations of breach of duty, neglect, error, misstatement or misleading statements by a director or officer in their capacity as such or claimed against them solely by reason of their being directors or officers.

         The Company has also entered into an indemnification agreement with each director and officer. These agreements state generally that each director and officer will be indemnified by the Company to the fullest extent allowed by Missouri law, that the indemnity will continue beyond the term of the director or officer's tenure in office as long as the indemnity is reasonably necessary and that the Company will endeavor to carry directors and officers' liability insurance.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item
 8. Exhibits.



Exhibit
  No.                                  Description

4(a) Restated Articles of Incorporation of the Company (incorporated by reference to page 16 of the Company's Annual Report on Form 10-K for the year ended December 31, 1987, File No. 1-3576).

4(b) By-laws of the Company, as amended on January 16, 1991 (incorporated by reference to page 17 of the Company's Annual Report on Form 10-K for the year ended December 31, 1990, File No. 1-3576).

4(c) Rights Agreement dated as of November 19, 1986 between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K dated November 24, 1986, File No. 1-3576).

5                       Opinion of Gary L. Myers, Esq.
23(a)                   Consent of Arthur Andersen LLP.
23(b)                   Consent of Gary L. Myers, Esq. (contained
                        in Exhibit 5 hereto).
24                      Powers of Attorney (included on signature page).



Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES


          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Joseph, State of Missouri on this 15th day of May, 1996.


                              St. Joseph Light & Power Company


                              By:  /s/ Terry F. Steinbecker
                                       Terry F. Steinbecker
                                       President and Chief
                                       Executive Officer


                    POWER OF ATTORNEY AND SIGNATURES

          Each person whose signature appears below constitutes and appoints Terry F. Steinbecker and Gary L. Myers, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                  Title(s)                         Date

/s/ Terry F. Steinbecker   President, Chief Executive      5/15/96
    Terry F. Steinbecker   Officer and Director
                           (Principal Executive Officer)

/s/ Larry J. Stoll          Vice President-Finance,        5/15/96
    Larry J. Stoll          Treasurer and Assistant
                            Secretary (Principal Financial
                            Officer and Principal
                            Accounting Officer)

/s/ John P. Barclay, Jr.        Director                   5/15/96
    John P. Barclay, Jr.


/s/ Daniel A. Burkhardt         Director                   5/15/96
    Daniel A. Burkhardt

/s/ Richard M. Burridge         Director                   5/15/96
    Richard M. Burridge

/s/ James P. Carolus            Director                   5/15/96
    James P. Carolus

/s/ William J. Gremp            Director                   5/15/96
    William J. Gremp

/s/ David W. Shinneman          Director                   5/15/96
    David W. Shinneman

/s/ Robert L. Simpson           Director                   5/15/96
    Robert L. Simpson

/s/ Gerald R. Sprong            Director                   5/15/96
    Gerald R. Sprong

                                 EXHIBIT INDEX

Exhibit
Number                 Description of Exhibit

4(a)          Restated Articles of Incorporation of the Company
              (incorporated by reference to page 16 of the Company's Annual Report on Form 10-K for the year ended
              December 31, 1987, File No. 1-3576).

4(b) By-laws of the Company, as amended on January 16, 1991 (incorporated by reference to page 17 of the Company's Annual Report on Form 10-K for the year ended December 31, 1990, File No. 1-3576).

4(c) Rights Agreement dated as of November 19, 1986 between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K dated November 24, 1986, File No. 1-3576).

5*            Opinion of Gary L. Myers, Esq.

23(a)*        Consent of Arthur Andersen LLP.

23(b)*        Consent of Gary L. Myers, Esq. (contained in Exhibit 5 hereto).

24*           Powers of Attorney (included on signature page).


________________________
*Filed herewith

S-8   May 16, 1996 (8:9a)